Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated June 29, 2021 on the financial statements and financial highlights of the Morningstar Funds Trust (comprising Morningstar U.S. Equity Fund, Morningstar International Equity Fund, Morningstar Global Income Fund, Morningstar Total Return Bond Fund, Morningstar Municipal Bond Fund, Morningstar Defensive Bond Fund, Morningstar Multisector Bond Fund, Morningstar Unconstrained Allocation Fund and Morningstar Alternatives Fund) included in the Annual Report to Shareholders for the fiscal year ended April 30, 2021, in Post-Effective Amendment No. 7 to the Registration Statement (Form N-1A No. 333-216479) of the Morningstar Funds Trust filed with the Securities and Exchange Commission. /s/ Ernst & Young LLP
Chicago, Illinois
August 27, 2021
- C-0 -